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                                                                    Exhibit 99.1

                         CONSENT OF FRANK H. BEVEVINO

  I hereby consent to the references to, and information with respect to, me in my capacity as a proposed member of the Board of Directors of the Registrant wherever such references and information appear in the Registration Statement, including the Prospectus constituting a part thereof, and all amendments thereof.


                                        /s/ Frank H. Bevevino
                                        ---------------------
                                        FRANK H. BEVEVINO

Wilkes-Barre, Pennsylvania
April 1, 1996